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                                                                   EXHIBIT 10.8A


              FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT NO.
                          FW-[ ] OF NETWORK PLUS CORP.

         Reference is made to the Common Stock purchase warrant No. FW-5 (the
"WARRANT") issued by Network Plus Corp. (the "COMPANY") to [        ], or its
registered assigns ("[ ]") entitling [ ] to purchase [ ] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share (the "COMMON STOCK") of the Company at the purchase price per share of $7.01 (the "PURCHASE PRICE"), at any time or from time to time prior to 5:00 P.M., New York City time, on September 27, 2003 (or such earlier date as may be determined pursuant to section 3 of the Warrant), all subject to the terms, conditions and adjustments set forth in the Warrant.

         Reference is also made that certain Credit and Guaranty Agreement, dated as of September 27, 2000, as amended by the First Amendment, dated February 9, 2001, as further amended by the Second Amendment, dated July 19, 2001, as further amended by the Third Amendment, dated August 10, 2001 (the "CREDIT AGREEMENT"), by and among Network Plus, Inc., the Company, the Lenders party hereto from time to time, Goldman Sachs Credit Partners L.P., as a Joint Lead Arranger, Book Runner and as Syndication Agent, Fleet Securities, Inc., as a Joint Lead Arranger, DLJ Bridge Finance, Inc., as Documentation Agent and Fleet National Bank, as Administrative Agent and as Collateral Agent.

         The Company agrees that upon the date on which the aggregate amount of all outstanding Loans under the Credit Agreement first exceeds $165,000,000, the Warrant shall hereby be amended, and as of such date is hereby amended, to amend
(i) all references to the Warrant Price therein from $7.01 to $2.80 and (ii) all references to $7.01 therein to $2.80.



                                            NETWORK PLUS CORP.


                                            By:_____________________________

                                            Title: